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                                                                    EXHIBIT 16.2

May 19, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments concerning the termination of our relationship with the Company which appear under the "Experts" heading of Amendment No. 1 to Form S-1 of The Yankee Candle Company, Inc. dated on or about May 19, 1999.

Yours truly,

/s/ Fisk, Bilton, Smith & Co., P.C.

Fisk, Bilton, Smith & Co., P.C.
West Springfield, MA 01089